EXHIBIT 1

                          SUBSCRIPTION AGREEMENT



THIS SUBSCRIPTION AGREEMENT (this "Agreement") is made as of October 23, 1999, by and between Compagnie Generale de Geophysique, a French societe anonyme (the "Company"), and The Beacon Group Energy Investment Fund II, L.P., a Delaware limited partnership (the "Purchaser").


                                WITNESSETH:


WHEREAS, the Company wishes to sell to the Purchaser and the Purchaser wishes to purchase from the Company newly issued ordinary shares of the Company upon the terms and conditions set forth herein.



ACCORDINGLY, the parties hereto hereby agree as follows:


                                 ARTICLE 1
                                 ---------

                      SUBSCRIPTION FOR ORDINARY SHARES

1.1  Issuance and Sale of Shares
     ---------------------------

Subject to the terms and conditions set forth herein, the Company agrees to issue to the Purchaser on the Closing Date (as hereinafter defined) a number of its ordinary shares, par value FRF 10 per share (the "Shares"), determined by multiplying (x) the amount (rounded to the fourth decimal point) determined by dividing the euro equivalent of USD 87,000,000 (the "Initial Subscription Amount") calculated at the noon buying rate as quoted by the Federal Reserve Bank of New York on the Business Day immediately preceding the Closing Date by the arithmetic average of the Market Price per share of the Company's ordinary shares on each of the 20 Trading Days immediately prior to the date hereof by (y) the amount determined by dividing (i) the sum of the arithmetic average of the Market Price per share of the Company's ordinary shares, ex-droit preferentiel de souscription ("DPS"), and the arithmetic average of the Market Price per DPS of the Company's DPSs, in each case on each of the Trading Days included within the subscription period for the Rights Offering (as defined in Article 5.4) during which the ordinary shares, ex-DPS, and the DPSs are simultaneously listed (the "Subscription Period") by (ii) the arithmetic average of the Market Price per share of the Company's ordinary shares, ex-DPS, on each of the Trading Days included within the Subscription Period, rounded up to the nearest whole share. The subscription price per Share including the issuance premium (prime d'emission) thereof (the
"Subscription   Price")   shall  be  determined  by  dividing  the  Initial
Subscription Amount by the number of Shares to be issued by the Company pursuant to the previous sentence, rounded to the nearest euro cent. For purposes of this Article 1.1, "Market Price" means the closing price (cours de cloture) of the Company's ordinary shares or droits preferentiels de souscription ("DPSs"), as applicable, on the Trading Day concerned as published by ParisBourseSBF S.A. (the "Paris Bourse") in La Cote Officielle, and "Trading Day" means a day on which the Paris Bourse is open for the general trading of securities.

     Issuance and Sale of Additional Shares
     --------------------------------------

Subject to the terms and conditions set forth herein, at the option of the Purchaser as notified to the Company in writing at least two Business Days prior to the Closing Date, the Purchaser may purchase on the Closing Date up to an additional number of the Company's ordinary shares, par value FRF 10 per share, determined by dividing the difference, if positive, between 90,000,000 euros and the gross proceeds before underwriters' fees and commissions received by the Company pursuant to the Rights Offering, up to a maximum of 15,000,000 euros (the "Additional Subscription Amount"), by the Subscription Price (the "Additional Shares"). The notice provided by the Purchaser to the Company pursuant to this Article 1.2 shall set forth the number of Additional Shares the Purchaser shall so purchase. The definition of "Shares" shall include the Additional Shares for all purposes of this Agreement, other than Article 1.1 hereof; it being understood that the total number of Shares issued pursuant to Sections 1.1 and 1.2 shall not exceed 1,875,000.

1.3  Closing Date
     ------------

The closing of the subscription for the Shares (the "Closing") shall take place at 10:00 a.m. Paris time on the Business Day following the date on which the last condition precedent set forth in Articles 4.1 and 4.2 shall have been satisfied or waived, at the offices of Fried, Frank, Harris, Shriver & Jacobson, 7 rue Royale, 75008 Paris, France, or at such other time and place as the parties hereto shall agree in writing. The date of the Closing is hereinafter referred to as the "Closing Date".

1.4  Closing Deliveries
     ------------------

On the Closing Date, the Purchaser shall execute a subscription form (bulletin de souscription) in the form attached as Exhibit A hereto and shall pay by way of wire transfer to the account of the Company notified to the Purchaser in writing at least three Business Days prior to the Closing (the "Company Bank Account") at the bank, acting as depositary with respect to the issuance of the Shares (the "Bank"), the subscription price for the Shares. Upon evidence of such wire transfer and issuance by the Bank of the corresponding "certificat du depositaire des fonds", the Company will register the Shares in book-entry form in the name of the Purchaser or will cause Banque Neuflize, Schlumberger, Mallet to register the Shares in the name of the Purchaser in order to comply with the registration formalities required to obtain double voting rights pursuant to the Company's statuts. The Shares issued to the Purchaser hereunder will, at the time of their issuance, be registered for trading on the Paris Bourse. Accordingly, the Company shall comply with applicable regulations, including Regulation No. 98-01 of the French Commission des Operations de Bourse (the "COB"), and the rules and instructions of the Paris Bourse, related to such registration. On the Closing Date, each of the parties hereto shall duly execute and deliver a registration rights agreement (the "Registration Rights Agreement") substantially in the form of Exhibit B hereto.

1.5  Allocation of the Shares
     ------------------------

The Company and the Purchaser agree that the Purchaser may cause the following entities (the "Purchaser Entities"), of which the Purchaser is the general partner or managing member, to subscribe for and purchase the Shares on the Closing Date in the place of the Purchaser. The Purchaser anticipates that the Purchaser Entities will subscribe for and purchase the Shares in the percentages indicated below:

GF Ltd. Transaction Partnership, L.P.       1.59%
CDPQ Transaction Partnership, L.P.         10.59%
CGG Investors, LLC                         87.82%.

The Purchaser may change such allocation by written notice to the Company at least two Business Days prior to the Closing Date. Upon the purchase by any Purchaser Entity of Shares, such Purchase Entity shall have all the rights and obligations with respect thereto as the Purchaser hereunder. The Purchaser shall remain liable, subject to the terms and conditions of this Agreement, to purchase any Shares not purchased by the Purchaser Entities pursuant to this Article 1.5.


                                 ARTICLE 2
                                 ---------

               REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to the Purchaser as of the date hereof and as of the Closing Date as follows:

that the Company and the subsidiaries of the Company, of which the Company holds directly or indirectly, more than 51% of the voting rights and/or share capital or which are under the common control of the Company and another Person (individually a "Subsidiary", and collectively, the "Subsidiaries"), are duly organized and validly existing under the laws of their jurisdictions of incorporation and are in good standing (to the extent such concept exists) under such laws, and conduct their activities in compliance with all laws applicable to them; that they have all rights, power and authority to own their assets and conduct their activities as described in the Information Documents (as defined below); that the members of their boards of directors (or equivalent governing bodies), and their presidents or managers, as the case may be, have been regularly appointed and carry out their respective functions in compliance with all applicable laws;

that it has all rights, powers and authority to enter into this Agreement and the Registration Rights Agreement and, subject to the Shareholders Meeting Approval and the Acknowledgment (each as defined below), to consummate the transactions contemplated hereby and thereby. As of the date hereof, all corporate actions on the part of the Company, its directors and shareholders necessary for the authorization, execution, delivery and performance of this Agreement and the Registration Rights Agreement by the Company, the authorization, issuance and delivery of the Shares and the performance of the Company's obligations hereunder and thereunder have been taken other than (i) the authorization to increase the Company's share capital and to waive the shareholders' preemptive rights (droits preferentiels de souscription) in favor of the Purchaser and consequently to issue the Shares, which authorization and waiver must be granted at an extraordinary general meeting of the Company's shareholders (the "Shareholders Meeting Approval"); (ii) the acknowledgment of the final subscription price for the Shares by the Company's board of directors (the "Acknowledgment") and (iii) receipt of the Antitrust Approvals (as defined in clause (d) below). Following receipt of the Shareholders Meeting Approval, the Acknowledgment and the "certificat du depositaire des fonds", the Shares will be validly issued and fully paid and the Purchaser will have valid and negotiable title thereto free and clear of any liens, encumbrances or defects other than any liens, encumbrances or defects created by the Purchaser. Upon receipt of the Shareholders Meeting Approval and the Acknowledgment, the issuance of the Shares to the Purchaser will not violate or give rise to any preemptive rights or rights of first refusal on behalf of any Person;

that this Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms. Upon its due execution and delivery by the Company in accordance with Article 1.4, the Registration Rights Agreement will constitute a legal, valid and binding obligation of the Company, enforceable in accordance with its terms;

(d) that no consent, approval, authorization or order of, or designation, declaration or filing with, any governmental authority or court is required for the valid execution and delivery by the Company of this Agreement and the Registration Rights Agreement, the issuance of the Shares, or the consummation of any other transactions contemplated hereby or thereby except (i) where the failure to obtain any such consent, approval or authorization or to make such filing would not have a Material Adverse Effect (as defined in clause (f) below) and (ii) for any notification or filing requirement under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended, and any filing with the European Commission or any member of the European Union (collectively, the "Antitrust Approvals");

(e) that there are no legal, administrative or arbitration proceedings or any claims pending against it or any of the Subsidiaries or, to its knowledge, any threat of any legal, administrative or arbitration proceedings or claims which could result in a substantial deterioration in its financial condition or in that of its Subsidiaries taken as a whole, or which could affect the performance by the Company of this Agreement or the issuance of the Shares; that the outstanding legal, administrative or arbitration proceedings to which the Company or any of the Subsidiaries is a party or which might affect their assets or property which are not disclosed in the Information Documents, including disputes arising in the normal course of business, are not likely, taken as a whole, to have a Material Adverse Effect as defined in clause (f) below;

(f) that the consolidated financial statements of the Company and its Subsidiaries included in the Information Documents faithfully and accurately present and give a true and fair view of the financial condition of the Company and its consolidated Subsidiaries and of their operating results as at the dates and for the periods indicated therein and that they were prepared in conformity with French law and U.S. generally accepted accounting principles; that the information contained in the sections entitled "Summary Financial Information" and "Selected Consolidated Financial Information" in the U.S. Prospectus (as defined below) is presented therein in a fair and sincere manner and was prepared on a compatible basis with the preparation of the financial statements included in the Registration Statement and the U.S. Prospectus (as defined below); and that since 30 June 1999, with the exception of any matter which is specifically disclosed in the Information Documents, (1) no material adverse change has occurred, nor has any circumstance occurred which has or might have a material adverse effect on the legal, financial or economic position, operating results, business or the financial condition of the Company and its Subsidiaries taken together as a whole (a "Material Adverse Effect"); and (2) neither the Company nor any of its Subsidiaries has conducted any transactions outside of the ordinary course of business which individually or in the aggregate would be exceptional for the Company or its Subsidiaries taken as a whole by reason of their size or nature;

(g) that each of the Information Documents is or will be at the date on which it is prepared, true and accurate, and contains or will contain on such date, all important information relevant to the Company and its Subsidiaries; that all such information is or will be true and accurate and does not or will not at such date omit any fact that might alter the significance of such information and that all of the estimates, forecasts and statements of intent contained in the Information Documents were, remain and will be at such date, true and accurate and that the Company has carried out all investigations necessary to verify the information contained in the Information Documents;

(h) that the Company and the Subsidiaries are in compliance with the terms of their by-laws (statuts) or equivalent governing documents and that neither the Company nor any of its Subsidiaries is in default of any contractual obligation, which default might have a Material Adverse Effect or unfavorably affect in a significant way the capacity of the Company to perform its obligations under this Agreement or issue the Shares;

(i) that all of the shares comprising the share capital of the Company have been validly issued and subscribed for and are fully paid, completely unencumbered and freely negotiable and there is no statutory restriction affecting their transfer, other than 28,970 ordinary shares of the Company that were not fully paid as of October 15, 1999 and which have been subscribed for by employees of the Company and the Subsidiaries pursuant to the Company's employee savings plan instituted in 1997; that the shares of the Company are listed for trading on the Premier Marche of the Paris Bourse and the shares of the Company represented by American Depositary Shares are listed and traded in that form on the NYSE and that the Company will take all necessary steps to maintain those listings; that the listing of the Shares for trading on the Premier Marche of Paris Bourse has been requested and will take effect as soon as possible after the Shares are issued in accordance with this Agreement;

(j) that all of the shares comprising the share capital of the Company are identical in all material respects and conform to the descriptions thereof set forth in the Information Documents;

(k) that all presently exercisable options to acquire shares of the Company can result in the issuance of a maximum of 28,970 shares;

(l) that all other securities representing the capital of the Subsidiaries have been validly issued and subscribed to and are fully paid and completely unencumbered, subject to any matter which is disclosed in the Information Documents; that the shares of the Subsidiaries held directly or indirectly by the Company are free from any pledge, security or other charge or third party right;

(m) that the issuance of the Shares is and will continue to be validly authorized on the Closing Date, and that the Shares upon their issuance to the Purchaser in accordance with the terms of this Agreement will be validly issued and subscribed to, fully paid, completely unencumbered and freely negotiable and there will be no statutory restriction affecting their transfer and that no security, preference or other charge, or any third party right will exist over the Shares; that neither the issuance of the Shares nor the execution or performance of this Agreement by the Company will contravene any legal or regulatory provision or the by-laws (statuts) of the Company or of any of the Subsidiaries or any undertaking made by the Company or any of the Subsidiaries, nor will they constitute a breach of any contractual obligation to which the Company or any of the Subsidiaries is a party or an event of default permitting a creditor to demand early payment of any contractual debt or guarantee granted by the Company or any of the Subsidiaries;

(n) that the Company is not aware of any information, other than that contained in the Information Documents, which might have a significant and lasting effect on the value or price of its listed shares or the shares of any of its listed Subsidiaries;

(o) that from January 1, 1999 to the signature of this Agreement, the Company has not traded directly or indirectly in its shares on any stock exchange;

(p) that the signature of this Agreement and the completion of the capital increase in connection with the Shares contemplated herein do not give rise, pursuant to laws currently in force, to liability in France for any direct or indirect taxes (other than fixed registration taxes and stamp taxes, the non-payment of which shall not affect the validity of this Agreement, or the Shares), duties or imposts of any kind;

(q) that there are no labor disputes pending with the employees of the Company or of any of its Subsidiaries, and to the knowledge of the Company, no such dispute is foreseeable; that the the Company is not aware of any pending or imminent labor disputes concerning the employees of its main suppliers, clients or subcontractors, or the employees of any of its Subsidiaries, which may have a Material Adverse Effect;

(r) that the Company and each of its Subsidiaries possess, both in France and abroad, all permits, approvals and other authorizations necessary for the conduct of their businesses (the "Permits"); that, except to the extent that the violation, expiration, withdrawal or modification of the Permits is not likely to have a Material Adverse Effect (1) the businesses of the Company and the Subsidiaries are conducted in compliance with the Permits,
(2) the Permits are in full force and effect, and (3) no proceeding of any kind has been instituted which may lead to the withdrawal or modification of the Permits;

(s) that the Company and the Subsidiaries own or have an exclusive right to use all of the patents, trademarks, trade names or other industrial property rights (including know how) or intellectual property rights used in or necessary for the conduct of their businesses (the "Intellectual and Industrial Property Rights"); that neither the Company nor any of the Subsidiaries is aware that the Intellectual and Industrial Property Rights infringe or violate intellectual or industrial property rights belonging to any third party, or of facts or circumstances likely to challenge the validity of such rights or their enforceability against third parties, except to the extent that such actions or challenges are not likely to have a Material Adverse Effect;

(t) that, except as set forth in the Information Documents, and except to the extent that such non-compliance or such proceedings are not likely to have a Material Adverse Effect, (A) the Company and each of the
Subsidiaries are in compliance with all laws, regulations and administrative, judicial or other decisions applicable to them regarding pollution, the protection of health and the environment, or toxic or dangerous substances or waste (together, "Environmental Laws"); (B) all approvals, permits, consents and authorizations necessary for the conduct of the businesses of the Company and each of the Subsidiaries in compliance with Environmental Laws have been obtained and are in full force and effect, and the businesses of the Company and each of the Subsidiaries are performed in conformity with such consents, permits, approvals and authorizations; (C) no administrative, judicial or other proceeding, inquiry or complaint of any kind regarding an alleged violation of any Environmental Laws has been instituted or filed against the Company or any of the Subsidiaries, and to the knowledge of the Company, no such proceeding is threatened;

(u) that, except as may be set forth in the Information Documents, the Company and its Subsidiaries have regular and valid title to their real property, which is not subject to any mortgage, security, easement or other third party right which may, individually or collectively, affect the value or use thereof; that the lease and sublease agreements under which the Company or any of the Subsidiaries are the lessee of real property described in the Information Documents are in full force and effect, and no claim has been asserted by any third party which challenges the rights of the Company or any of the Subsidiaries under such leases or subleases, or the use of such real property;

(v) that the Company has conducted a study evaluating its activities, and those of the Subsidiaries and their suppliers or services providers with which the Company or any of the Subsidiaries has a material relationship, and of the products manufactured or sold by Sercel, in order to assess to what extent the activities of the Company or of any of the Subsidiaries, or the products manufactured or sold by Sercel are likely to be affected by the transition to the year 2000; that following the completion of this evaluation, the Company has no reason to believe, and does not believe, that the transition to the year 2000 is likely to have a Material Adverse Effect or to result in material inadequacies or disruptions in the business or operations of the Company;

(w) that the information set forth in the Information Documents which sets forth certain provisions of laws applicable to the Company, the Company's by-laws, the litigation or administrative proceedings involving the Company and the contracts or any other document related to the Company, is correct in all material respects; and

(x) that it is not a "controlled foreign corporation" within the meaning of section 957 of the United States Internal Revenue Code of 1986, as amended (the "Code") or a "passive foreign investment company" within the meaning of section 1297 of the Code.

For purposes of this Agreement, "Information Documents" shall mean the "Documents d'Information" as such term is defined in the Contrat Global de Garantie to be entered into among the Company and the Garants named therein pursuant to the Rights Offering or the equivalent term used therein to define the filings and other documents related thereto to be made in the United States and France in connection with the Rights Offering and the prospectus filed with the COB in accordance with COB Regulation No. 98-01 with respect to the issuance of the Shares, and "Registration Statement" and "U.S. Prospectus" shall have the meanings assigned to the terms "registration statement" and "Prospectus U.S.", respectively, in the Contrat Global de Garantie or the equivalent terms used therein to define the filings and documents related thereto to be made in the United States in connection with the Rights Offering.


                                 ARTICLE 3
                                 ---------

              REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser hereby represents and warrants to the Company as follows:

3.1  Restricted Shares
     -----------------

The Purchaser understands that the Shares have not been registered under the U.S. Securities and Exchange Act of 1934, as amended (the "Exchange
Act") or any United States state securities laws, by reason of their issuance by the Company in a transaction exempt from the registration requirements thereof, and may not be sold unless such disposition is registered under the Securities Act and applicable United States state securities laws or is exempt from registration thereunder.

3.2  Organization
     ------------

The Purchaser is duly organized and validly existing under the laws of the jurisdiction of its organization, with all rights, power and authority to enter into and perform this Agreement.

3.3  Authority
     ---------

The execution and delivery of this Agreement by the Purchaser and the consummation by the Purchaser of the transactions contemplated hereby have been duly authorized by all necessary action on behalf of the Purchaser. This Agreement has been duly executed and delivered by the Purchaser and constitutes a valid and binding obligation of the Purchaser, enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

3.4  No Conflict
     -----------

The execution and delivery of this Agreement by the Purchaser does not, and the consummation of the transactions contemplated hereby will not (a) violate any provision of law, statute, rule or regulation, or any ruling, writ, injunction, order, judgment or decree of any court, administrative agency or other governmental body applicable to it, or any of its properties or assets or (b) violate its organizational documents.

3.5  Governmental Consents
     ---------------------

No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Purchaser is required in connection with the valid execution and delivery of this Agreement or the consummation of any other transaction contemplated hereby, other than the Antitrust Approvals.


                                 ARTICLE 4
                                 ---------

                      CONDITIONS PRECEDENT TO CLOSING

4.1  Conditions Precedent for the Benefit of the Purchaser
     -----------------------------------------------------

Notwithstanding any other provision contained in this Agreement, the obligations of the Purchaser to subscribe for the Shares and consummate any other transactions to be performed by it in connection with the Closing are expressly conditioned upon, and subject to, the fulfillment on or prior to the Closing Date of each of the conditions set forth in this Article 4.1. The conditions set forth in this Article 4.1 are stipulated for the sole benefit of the Purchaser and the Purchaser may waive any or all of such conditions in its sole discretion in writing at or prior to the Closing.

(a) Each of the  representations  and  warranties  made by the  Company  in
Article 2 hereof shall be true and correct in all material respects when made and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of such date.

(b) The Company shall have performed all obligations and complied with all covenants and agreements to be performed or complied with by it on or prior to the Closing Date.

(c) The Company shall have consummated the Rights Offering and shall have received gross proceeds before underwriters' fees and commission therefrom of at least 75,000,000 euros.

(d) The Purchaser shall have received from Jones, Day, Reavis & Pogue, counsel to the Company, an opinion addressed to it, dated the Closing Date, in the form of Exhibit C hereto.

(e) The entry by the Company into the Expense Reimbursement Agreement in the form attached as Exhibit D hereto shall have been authorized by the Company's board of directors for purposes of Article 101 of French law No. 66-537 of July 24, 1966 and the Company shall have duly executed and delivered to the Purchaser a copy thereof.

(f) The Company shall have completed all actions necessary to cause the Shares to be listed for trading on the Paris Bourse other than providing the Paris Bourse and SICOVAM S.A. with a notice of the number of Shares to be issued to the Purchaser hereunder and listed for trading and copies of the Acknowledgment and the certificat de depositaire du fonds with respect to the Shares (the "Final Listing Formalities").

(g) There shall not be in effect any order enjoining or restraining the transactions contemplated by this Agreement and no proceeding shall be pending before any Authority to restrain or prohibit the transactions contemplated by this Agreement and there shall not be in effect any law, rule or regulation prohibiting or restricting the subscription for the Shares or requiring any consent or approval of any Person, which shall not have been obtained, to issue, purchase or deliver the Shares.

(h) The Company shall have delivered to the Purchaser a certificate, dated the Closing Date and duly executed by an authorized officer of the Company, certifying that each of the conditions specified in Articles 4.1(a) through 4.1(c) has been satisfied.

(i) The Shareholders Meeting Approval shall have been obtained from the Company's shareholders and the Acknowledgment shall have been obtained from the Company's board of directors pursuant to the statuts of the Company and in accordance with French law, and the Purchaser shall have received a certified copy of each of the following documents: (1) the minutes of the meeting of the Company's board of directors which decided to submit to the Company's shareholders the proposed capital increase with respect to the Shares and call an extraordinary meeting of the shareholders, (2) the report of the Company's board of directors to the shareholders, (3) the report of the statutory auditors to the shareholders, (4) the minutes of the extraordinary meeting of the shareholders containing the Shareholders Meeting Approval, and (5) the minutes of the meeting of the Company's board of directors held to acknowledge the final subscription price for the Shares in euros.

(j) The Target Tender Offer (as defined in Section 5.3) shall have expired and at least 80% of the outstanding shares of capital stock of GeoScience Corporation "GeoScience", shall have been validly tendered pursuant thereto and all other conditions to the Company's and the Offering Entity's (as defined below) obligations to purchase all such shares set forth in Annex A to the Agreement and Plan of Merger, dated as of October 23, 1999, by and among GeoScience, the Company, and Sercel Acquisition Corp., a Nevada corporation (the "Offering Entity") and a wholly owned subsidiary of the Company (the "Merger Agreement") shall have been satisfied or waived, other than the condition listed in paragraph (K) of such Annex A.

(k) The Company shall have paid to the Purchaser or an Affiliate of the Purchaser 6% of the sum of the Initial Subscription Amount and the Additional Subscription Amount, if any, pursuant to a financial advisory fee agreement (the "Engagement Letter") to be executed by such parties prior to or at the Closing.

(l) The Beacon Nominees shall have been elected at the Ordinary Shareholders' Meeting (as defined in Article 5.2) to the Company's board of directors, each with a term of office expiring on the date of the ordinary general shareholders' meeting of the Company held to approve the Company's financial statements for the 2004 fiscal year subject to the completion of the subscription for the Shares contemplated herein, and the Purchaser shall have received a certificate or other written evidence reasonably satisfactory to the Purchaser and its counsel from the Company's insurers indicating that the Beacon Nominees are covered by D+O insurance in accordance with Article 5.15.

(m) The  Company  shall  not have  amended  or waived or agreed to amend or waive any of the material terms and conditions of its USD 130,000,000 multicurrency syndicated credit facility or its FRF 100,000,000 bridge loan facility, including any events of default with respect thereto, in any manner adverse to the Company, and completion of the Rights Offering shall have rendered the event of default set forth in the Company's syndicated credit facility regarding a failure by the Company to complete a FRF 300,000,000 capital increase incapable of occurring.

4.2  Conditions Precedent for the Benefit of the Company
     ---------------------------------------------------

Notwithstanding any other provision contained in this Agreement, the Company's obligations to issue the Shares and consummate any other transactions to be performed by it in connection with the Closing are expressly conditioned upon, and subject to, the fulfillment on or prior to the Closing Date of each of the conditions set forth in this Article 4.2. The conditions set forth in this Article 4.2 are stipulated for the sole benefit of the Company and the Company may waive any or all of such conditions in its sole discretion in writing at or prior to the Closing.

(a) The representations and warranties made by the Purchaser in Article 3 hereof shall be true and correct in all respects when made, and shall be true and correct in all respects on the Closing Date with the same force and effect as if they had been made on and as of such date.

(b) The Purchaser shall have performed all obligations and complied with all covenants and agreements to be performed or complied with by it on or before the Closing Date.

(c) The Company shall have received from Fried, Frank, Harris, Shriver & Jacobson, counsel to the Purchaser, an opinion dated the Closing Date in the form of Exhibit E hereto.

(d) There shall not be in effect any order enjoining or restraining, and there shall be no proceeding pending before any Authority to restrain or prohibit, the transactions contemplated by this Agreement and there shall not be in effect any law, rule or regulation prohibiting or restricting the subscription for the Shares or requiring any consent or approval of any Person which shall not have been obtained to issue, purchase or deliver the Shares.

(e) The Purchaser shall have delivered to the Company a certificate, executed on behalf of the Purchaser by an officer of the Purchaser, dated the Closing Date, and certifying to the fulfillment of the conditions specified in Articles 4.2(a) and 4.2(b) of this Agreement.

(f) The Shareholders Meeting Approval shall have been obtained from the Company's shareholders at a meeting of the Company's shareholders pursuant to the statuts of the Company and in accordance with French law. The Acknowledgment shall have been obtained from the Company's board of directors pursuant to the statuts of the Company and in accordance with French law.

(g) The Target Tender Offer shall have expired and at least 80% of the outstanding shares of capital stock of GeoScience shall have been validly tendered pursuant thereto and all other conditions to the Company's obligation to purchase such shares set forth in Annex A to the Merger Agreement shall have been waived or satisfied.


                                 ARTICLE 5
                                 ---------

                          COVENANTS OF THE PARTIES


5.1  Shareholder Meeting Approval
     ----------------------------

Promptly following execution of this Agreement, the Company shall take all steps necessary to hold an extraordinary general shareholders' meeting (the "Extraordinary Shareholders' Meeting") as promptly as practicable and in no event later than December 15, 1999 for the purposes of taking all requisite actions in order to permit the consummation of the subscription for Shares contained herein, including authorizing the increase of the Company's share capital, obtaining the waiver of the preemptive rights (droits preferentiels de souscription) of the shareholders for the benefit of the Purchaser and the Purchaser Entities, and consequently authorizing the Company's board of directors to issue the Shares on behalf of the Company and to hold a meeting of the Company's board of directors for the purpose of acknowledging the final subscription price in euros of the Shares to be subscribed for by the Purchaser.

5.2  Beacon Nominees
     ---------------

Promptly following the execution of this Agreement, the Company shall take all steps necessary to hold an ordinary general shareholders' meeting (the "Ordinary Shareholders' Meeting"), on the same date as and immediately following the Extraordinary Shareholders' Meeting, for the purpose of electing two additional members to the Company's board of directors subject to the completion of the subscription for the Shares contemplated hereby. The Company shall use its best efforts to cause the two individuals that have been previously agreed upon by the parties (the "Beacon Nominees") to be nominated by the board of directors of the Company for the purposes of such election. The minutes of the Extraordinary Shareholders' Meeting and the Ordinary Shareholders' Meeting shall be in a form reasonably acceptable to the Purchaser and its counsel.

5.3  Target Tender Offer
     -------------------

Within 5 Business Days following the public announcement thereof, the Company, through the Offering Entity, shall commence, within the meaning of
Section 14d-2 under the Exchange Act, an offer (the "Target Tender Offer") to purchase all of the outstanding shares of capital stock of GeoScience (the "Target Shares") pursuant to the Merger Agreement. The Company shall not and shall cause the Offering Entity not to raise the price to be paid per Target Share pursuant to the Target Tender Offer as set forth in the Merger Agreement without the prior written consent of the Purchaser.

5.4  Rights Offering
     ---------------

As soon as possible following the date hereof, the Company shall, subject to market conditions and the effectiveness of the U.S. and French prospectuses related thereto, take all steps necessary to commence a rights offering for its ordinary shares (augmentation de capital avec maintien de droit preferentiel de souscription) in the United States and Europe (the "Rights Offering"). The Company shall use its best efforts to obtain pursuant to the Rights Offering gross proceeds before underwriters' fees and commissions of at least 90,000,000 euros.

5.5  Conduct of Business
     -------------------

From the date hereof until the Closing Date, unless the Purchaser shall have consented in writing thereto, the Company shall, and shall cause each of its subsidiaries to, (i) conduct its operations according to its usual, regular and ordinary course of business consistent with past practice; (ii) preserve intact its business organization in all material respects; (iii) not amend its statuts or equivalent governing document except to reflect the increase in the Company's capital resulting from the Rights Offering;
(iv) not issue, sell, pledge, redeem, purchase or otherwise acquire, grant or register for issuance or sale any shares of its capital stock or other ownership interests (other than issuances of the Company's ordinary shares pursuant to the Rights Offering or existing stock option plans), or any securities convertible into or exchangeable for any such shares or ownership interest, or any rights, warrants or options to acquire any of the foregoing other than options to acquire shares of capital stock granted to employees pursuant to existing employee stock option plans in the ordinary course of business consistent with past practice; or accelerate any right to convert or exchange or acquire any of its securities for any such shares or ownership interest; (v) not change its capitalization as it exists on the date hereof, other than pursuant to the Rights Offering on existing stock option plans; (vi) not declare, set aside or pay any dividend or make any other distribution or payment with respect to any shares of its capital stock or other ownership interests (other than such payments by a wholly owned subsidiary); (vii) not acquire by merger, purchase or any other manner, any business or entity (other than GeoScience) or otherwise acquire any assets for consideration in excess of FRF 10,000,000, individually or in the aggregate, except for purchases of inventory, supplies or capital equipment in the ordinary course of business consistent with past practice; and (viii) not incur or assume any additional material long-term debt other than debt of GeoScience assumed as a result of the acquisition of GeoScience pursuant to the Target Tender Offer.

5.6  Required Notices and Deliveries
     -------------------------------

     (a) From the date hereof until the Closing Date, the Company shall give prompt written notice to the Purchaser of (a) any facts or circumstances or the occurrence of any event or the failure of any event to occur, which has or is reasonably likely to have a Material Adverse Effect or a material adverse effect on the ability of the Company to issue the Shares or consummate any other transactions contemplated hereby or to satisfy its obligation hereunder, (b) the institution or threat of institution of any litigation or similar action with respect to the Company or the consummation of the transactions contemplated hereby, and (c) the breach of any representation or warranty of the Company contained herein or the occurrence of any event or the discovery of any facts or circumstances which results or is reasonably likely to result in the failure (i) of any representation or warranty of the Company set forth herein to continue being true and correct or (ii) of any condition precedent set forth in
Article 4 to be fulfilled. From the date hereof until the Closing Date, the Company shall promptly deliver to the Purchaser true and correct copies of any registration statement, report, prospectus or other document filed by it with the U.S. Securities and Exchange Commission or the COB.

     (b) From the date hereof until the Closing Date, the Purchaser shall give prompt written notice to the Company of (a) any facts or circumstances or the occurrence of any event or the failure of any event to occur, which has or is reasonably likely to have a material adverse effect on the ability of the Purchaser to consummate any transaction contemplated hereby or to satisfy its obligations hereunder, (b) the institution or threat of institution of any litigation or similar action with respect to the Purchaser or the consummation of the transactions contemplated hereby, and
(c) the breach of any representation or warranty of the Purchaser contained herein or the occurrence of any event or the discovery of any facts or circumstances which results or is reasonably likely to result in the failure (i) of any representation or warranty of the Purchaser set forth herein to continue being true or (ii) of any condition precedent set forth in Article 4 to be fulfilled.

5.7  No Shop
     -------

From the date hereof until the Closing Date, the Company will not, and will not authorize or permit any of its officers or directors or any other Person on its behalf to, solicit, encourage, negotiate or accept any offer from any party concerning (i) the financing of the purchase of any Target Shares whether through the issuance by the Company or one of its Subsidiaries of equity securities or the incurrence by the Company or any of its Subsidiaries of indebtedness or (ii) any other agreement or arrangement that would be inconsistent with the consummation of the transactions contemplated hereby (each a "Prohibited Transaction"), nor will they participate in any discussions or negotiations regarding, or furnish any information with respect to, or facilitate in any other manner, any Prohibited Transaction. The Company will immediately terminate any existing discussion with a third Person regarding a possible Prohibited Transaction. The Company will promptly notify the Purchaser in writing of any inquiries or proposals from any third Person regarding a possible Prohibited Transaction.

5.8  Other Investors
     ---------------

So long as the Purchaser or its Affiliates hold at least 5% of the Company's ordinary shares directly or through American depository shares ("ADSs"), in the event that the Company desires to issue shares or ADSs or securities convertible or exercisable into shares or ADSs for cash under circumstances where the shareholders of the Company would be requested to waive their preemptive rights (droits preferentiels de souscription) with respect to such issuance, such that such third Person or a group including such third Person would own upon the acquisition of such shares or ADSs or the conversion of such securities or exercise of such rights, directly or indirectly, shares constituting 5% or more of the then outstanding shares or ADSs of the Company (a "Proposed Transaction"), the Company shall promptly as practicable inform the members of the Company's board of directors of the material terms of the Proposed Transaction and negotiate in good faith with any shareholder or group of shareholders represented on the Company's board of directors with respect to any good faith competing proposal that such shareholder or group may determine to make to the Company.

5.9  Use of Proceeds
     ---------------

The Company shall use the proceeds from the issuance and sale of the Shares hereunder in the following order (i) to fund the acquisition of Target Shares pursuant to the Target Tender Offer, (ii) to fund the Merger Consideration (as defined in the Merger Agreement) to be paid to the holders of Target Shares not tendered and purchased by the Offering Entity pursuant to the Target Tender Offer pursuant to the Merger (as defined in the Merger Agreement) on the terms and subject to the conditions of the Merger Agreement, (iii) to satisfy any valid claims for appraisal made by any of GeoScience's shareholders dissenting from the Merger, and (iv) to pay the fees and expenses of the Company relating to any of the foregoing, and thereafter for any good and valid corporate purpose of the Company.

5.10 ADR Facility
     ------------

So long as the Purchaser or its Affiliates hold in the aggregate at least 5% of the Company's ordinary shares, the Company shall maintain in full force and effect its current Deposit Agreement between the Company and The Bank of New York as depositary with respect to its ADR facility, and shall ensure that the Purchaser and its Affiliates shall have the right to exchange their ordinary shares for ADSs in accordance therewith or shall, at the Purchaser's request, enter into an alternate agreement with another depositary on terms and conditions reasonably satisfactory to the Purchaser and the Company to permit such conversion, in each case at the Company's expense. During such time period, the Company shall use its best efforts to maintain the listing of the Company's ADRs on the New York Stock Exchange (the "NYSE") and maintain the listing of its ordinary shares on the Premier Marche of the Paris Bourse and shall file with the NYSE and the Paris Bourse all documents and notices required by either the NYSE or the Paris Bourse of companies whose securities are traded thereon.

5.11 Publicity
     ---------

The Company and the Purchaser agree not to issue any press release or otherwise make any public statements with respect to this Agreement or the other transactions contemplated hereby without the consent of the other, except as may be required by law so long as it has used all reasonable efforts to consult with the Company or the Purchaser, as the case may be, and to obtain the consent of such party but has been unable to do so in a timely manner.

5.12 Parity Right of Access
     ----------------------

From the date of this Agreement until the Closing, the Company shall (i) subject to the requirements of French law, give the Purchaser and its authorized representatives reasonable access at reasonable times to the president and other officers of the Company, (ii) furnish the Purchaser with such documents and other information with respect to the business and properties of the Company as provided to the U.S. and European underwriters participating in the Rights Offering, and (iii) provide the Purchaser with reasonable advance notice of, and permit the Purchaser to participate in, any meetings held between the Company and any such underwriters for due diligence purposes whether such meetings are held in person or by telephone, video or internet conference.

5.13 Failure to Fund
     ---------------

If the Company breaches its obligation under the Merger Agreement to purchase the Target Shares due solely to a breach of the Purchaser's obligation hereunder to purchase the Shares (and not as the result of any breach by the Company of its obligations hereunder or the failure of any condition set forth in Article 4.1 to be fulfilled) and, as a result of such breach, the Company becomes obligated to pay a termination fee to GeoScience pursuant to the Merger Agreement, then the Purchaser shall promptly pay to the Company according to the Company's instructions the lesser of the amount of such termination fee and USD 1,500,000 as liquidated damages promptly following the Company's payment of such amount to GeoScience upon presentation to the Purchaser of reasonable evidence that such amount has been paid. Payment by the Purchaser of such amount shall be the exclusive remedy of the Company for any breach by the Purchaser of its obligation to purchase the Shares hereunder.

5.14 Completion of Listing Formalities
     ---------------------------------

The Company shall complete the Final Listing Formalities as soon as possible after the Closing Date and shall otherwise ensure that the Shares are listed for trading on the Paris Bourse.

5.15 D+O Insurance Coverage
     ----------------------

The Company shall extend and maintain at all times coverage under its directors' and officers' liability insurance policy for the benefit of all Beacon Nominees elected to serve on the Company's board of directors or obtain equivalent coverage for the benefit of such Beacon Nominees with insurers and on terms reasonably acceptable to the Purchaser.


                                 ARTICLE 6
                                 ---------

                              INDEMNIFICATION

Consideration for Purchase
--------------------------

The Purchaser has agreed to perform its obligations hereunder, including its obligation to purchase the Shares, in consideration of the representations, warranties, agreements and covenants of the Company set forth herein.

6.2  General Indemnification
     -----------------------

The Company shall indemnify, defend and hold each Purchaser, its affiliates, and each of their respective officers, directors, partners, managing directors, affiliates, employees, agents, consultants, representatives, successors and assigns (each an "Purchaser Entity") harmless from and against all Losses (as defined in Article 6.3) incurred or suffered by a Purchaser Entity (whether incurred or suffered directly or indirectly through the ownership of Shares) arising out of, relating to, or resulting from any material breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in any certificate or other instrument delivered pursuant hereto including, without limitation, the Registration Rights Agreement.

6.3  Indemnification Principles
     --------------------------

For purposes of this Article 6, "Losses" shall mean each and all of the following items: losses, prejudice, liabilities, damages, fees or expenses, including reasonable fees, expenses and disbursements of counsel in light of the customs and practices in existence in the country involved.

6.4  Survival
     --------

The representations, warranties, covenants, agreements and other obligations of the Company hereunder shall remain in effect after completion of the issuance of the Shares or, if applicable, the termination of this Agreement for any reason.


                                 ARTICLE 7
                                 ---------

                               MISCELLANEOUS

7.1  Termination
     -----------

The obligations of the parties to effect the sale and purchase of the Shares hereunder may be terminated (i) by the mutual written consent of the Company and the Purchaser, (ii) by the Purchaser in writing without liability to the Purchaser on account of such termination if the Merger Agreement is terminated without the Company having acquired at least 80% of the outstanding capital stock of GeoScience pursuant thereto, or if any of the conditions precedent to the Closing set forth in Article 4.1 shall become by its terms impossible to fulfill, or (iii) by any party in writing, without liability to the other party on account of such termination (provided that the terminating party is not otherwise in breach or default under this Agreement), if the Closing shall not have occurred on or before April 30, 2000.

7.2  Governing Law
     -------------

This Agreement shall be governed in all respects by and construed in accordance with the laws of the Republic of France without giving effect to its conflicts of law principles, except that the provisions herein relating to the securities laws of the United States shall be governed by the laws of the United States. Any dispute, controversy or claim arising out of or relating to this Agreement shall be submitted to the exclusive jurisdiction of the Tribunal de Commerce of Paris.

7.3  Successors and Assigns
     ----------------------

This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement may not be assigned by the Company without the prior written consent of the Purchaser. The parties acknowledge that, subject to compliance with applicable securities laws, the Purchaser may transfer and assign any or all of the Shares and all or any part of its rights and obligations under this Agreement to one or more other partnerships, corporations, trusts or other organizations which have been created by, or are controlled by, control or are under common control with the Purchaser, without the consent of the Company; provided, however, that such transfer or assignment shall not relieve the Purchaser of its obligations under this Agreement.

7.4  Entire Agreement; Amendment
     ---------------------------

This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof and thereof and supersede all prior agreements and understandings among the parties relating to the subject matter hereof. Neither this Agreement not any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

7.5  Notice and Dates
     ----------------

Any notice or other communication given under this Agreement shall be sufficient if in writing and delivered by hand, by messenger or by courier, or transmitted by confirmed facsimile, to a party at its address set forth below (or at such other address as shall be designated for such purpose by such party in a written notice to the other party hereto):

     (a)  If to the Company, at:

          Compagnie Generale de Geophysique
          1 rue Leon Migaux
          91341 Massy Cedex, France
          Attention:  Robert Brunck
          Facsimile:  33 1 64 47 39 70

     (b)  If to the Purchaser, at:

          The Beacon Group Energy Investment Fund II, L.P.
          399 Park Avenue
          New York, NY 10022
          Attention:  Robert F. Semmens
          Facsimile:  1-212-339-9109

Each such notice or other communication shall for all purposes of this Agreement be treated as effective or as having been given when delivered if delivered personally, by messenger or by courier, or, if sent by facsimile, upon confirmation of receipt by return facsimile.

7.6  Further Assurances
     ------------------

The parties hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments or documents as any other party may reasonably request from time to time in order to carry out the intent and purposes of this Agreement and the consummation of the transactions contemplated hereby. Neither the Company nor the Purchaser shall voluntarily undertake any course of action inconsistent with the satisfaction of the requirements applicable to them set forth in this Agreement and each shall promptly do all such acts and take all such measures as may be appropriate to enable them to perform as early as practicable the obligations herein required to be performed by them.

7.7  Originals
     ---------

This Agreement is executed in New York in two (2) original copies and shall become effective on the date hereof.

7.8  Severability
     ------------

In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision which shall be replaced with an enforceable provision closest in intent and economic effect as the severed provision.

7.9  Captions
     --------

Headings of the various Articles of this Agreement have been inserted for convenience of reference only and shall not be relied upon in construing this Agreement. Use of any gender herein to refer to any person shall be deemed to comprehend masculine, feminine and neuter unless the context clearly requires otherwise.

7.10 Brokers
     -------

     (a) Except as set forth in the Engagement Letter, the Company has not engaged, consented to, or authorized any bank, broker, finder or intermediary, to act on its behalf, directly or indirectly, as a bank, broker, finder or intermediary in connection with the transactions contemplated by this Agreement. The Company hereby agrees to indemnify and hold harmless the Purchaser from and against all fees, commissions or other payments owing to any person or firm acting on behalf of the Company hereunder.

     (b) Except as set forth in the Engagement Letter, the Purchaser has not engaged, consented to or authorized any broker, finder or intermediary, to act on its behalf directly or indirectly, as a broker, finder or intermediary in connection with the transactions contemplated by this Agreement. Except as set forth in the Engagement Letter, the Purchaser hereby agrees to indemnify and hold harmless the Company from and against all fees, commissions or other payments owning to any such person or firm acting on behalf of the Purchaser hereunder.

7.11 Certain Definitions
     -------------------

As used in this Agreement, the following terms shall have the meanings set forth below:

     (a) "Authority" means any court, arbitral panel, or governmental or administrative body or agency whether supra-national, French or foreign, national or local;

     (b) "Business Day" means any day on which banks are open for business in Paris and New York;

     (c) "FRF" means the lawful currency of the Republic of France; and

     (d) "Person" means an individual, partnership, corporation or other entity, business, enterprise or association.

7.12 Attorney's Fees
     ---------------

The prevailing party in any litigation between the Purchaser, on the one hand, and the Company, on the other hand, involving this Agreement shall be entitled to recover from the other party its reasonable attorney's fees and costs.

7.13 Costs and Expenses
     ------------------

Except as otherwise provided in the Engagement Letter, each party hereto shall pay its own costs and expenses incurred in connection herewith, including the fees of its counsel, auditors and other representatives, whether or not the transactions contemplated herein are consummated.

7.14 No Third Party Rights
     ---------------------

Nothing in this Agreement shall create or be deemed to create any rights in any person or entity not a party to this Agreement.

7.15 Competing Business Interests
     ----------------------------

The Company hereby acknowledges that the Purchaser, its affiliates and certain companies and other entities in which the Purchaser and its affiliates currently have ownership interests or may invest in, acquire or otherwise enter into strategic relationships with, may presently or in the future have businesses or otherwise undertake activities that may directly or indirectly compete with or provide a strategic fit with the business of the Company as such business is presently conducted or may be conducted in the future and may presently or in the future independently develop or sell products or services which may directly or indirectly compete with products or services developed or sold by the Company. The Purchaser shall adopt and maintain confidentiality, chinese wall and other procedures appropriate in its reasonable judgment to ensure that confidential information regarding the Company is not disclosed to third Persons as a result of any such interests, relationships or activities and shall cause any Beacon Nominee to resign from the Company's board of directors if such resignation is, in the opinion of French counsel mutually acceptable to the Purchaser and the Company, required by the fiduciary duties under French law of such Beacon Nominee to the Company as a result of such interests, relationships or activities.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective authorized officers as of the date first above written.

COMPAGNIE GENERALE DE GEOPHYSIQUE


By: /s/ Robert Brunk
   ------------------------
Name: R. Brunk
     ----------------------
Title: Chairman and CEO
      ---------------------


THE BEACON GROUP ENERGY INVESTMENT FUND II, L.P.


By:       BEACON ENERGY INVESTORS II, L.P., its general partner

          By: /s/ John MacWilliams
            ----------------------------
               Authorized Signatory

                              LIST OF EXHIBITS


Exhibit A      Bulletin de souscription

Exhibit B      Registration Rights Agreement

Exhibit C      Form of Jones, Day, Reavis & Pogue Legal Opinion

Exhibit D      Expense Reimbursement Agreement

Exhibit E      Form of Fried, Frank, Harris, Shriver & Jacobson Legal Opinion